Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION COPY

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CONA SERVICES LLC

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LIMITED LIABILITY COMPANY AGREEMENT

Dated as of January 27, 2016

THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

ARTICLE VI RIGHTS AND DUTIES OF MEMBERS		19

6.1	Power and Authority of Members	19
6.2	Voting Rights; Designation of Board Members	20
6.3	Liability of Members	21
6.4	Performance of Duties	22

ARTICLE VII MANAGEMENT OF THE COMPANY		22

7.1	Board of Directors	22
7.2	Committees of the Board	26
7.3	Officers	27
7.4	Further Delegation of Authority	28
7.5	Exculpation; Fiduciary Duties	29
7.6	Performance of Duties; Liability of Directors and Officers	29
7.7	Indemnification	29
7.8	Manufacturing Platform.	32
7.9	[***]	33

ARTICLE VIII TAX MATTERS		33

8.1	Preparation of Tax Returns	33
8.2	Tax Elections	33
8.3	Tax Controversies	33
8.4	Tax Allocations	33
8.5	Fiscal Year; Taxable Year	33
8.6	Tax Matters Member Indemnity	34
8.7	Amendments to Address the	34

ARTICLE IX TRANSFER OF MEMBERSHIP INTERESTS; SUBSTITUTED MEMBERS		34

9.1	Restrictions on Transfers	34
9.2	Void Transfers	34
9.3	Substituted Member	35
9.4	Effect of Transfer	35
9.5	Additional Transfer Restrictions	35
9.6	Transfer Fees and Expenses	35
9.7	Effective Date	35

ARTICLE X DISSOLUTION AND LIQUIDATION		36

10.1	Dissolution	36
10.2	Liquidation and Termination	36
10.3	Complete Distribution	37
10.4	Certificate of Dissolution	37

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

10.5	Reasonable Time for Winding Up	37
10.6	Return of Capital	37

ARTICLE XI CERTAIN AGREEMENTS		37

11.1	Information Rights	37
11.2	Required Adjustment of Percentage Interests of Members	38
11.3	Withdrawals	38
11.4	Master Services Agreements	39

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

ARTICLE XII GENERAL PROVISIONS		39

12.1	Power of Attorney	39
12.2	Amendments	39
12.3	Remedies	40
12.4	Successors and Assigns	40
12.5	Severability	40
12.6	Counterparts	40
12.7	Applicable Law	40
12.8	Addresses and Notices	40
12.9	Creditors	40
12.10	Waiver	41
12.11	Further Action	41
12.12	Entire Agreement	41
12.13	Delivery by E-mail	41
12.14	Survival	41
12.15	Confidentiality	4

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LIMITED LIABILITY COMPANY AGREEMENT
OF
CONA SERVICES LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of CONA SERVICES LLC (the “Company”), dated and effective as of January 27, 2016 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by and among each Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act.

RECITALS:

WHEREAS, the Company was formed as a limited liability company pursuant to § 18‑201 of the Act by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on December 17, 2015 (the “Certificate of Formation”);

WHEREAS, Coca-Cola Refreshments USA, Inc. (“CCR”) and the Company will enter into an asset purchase agreement (the “CONA Purchase Agreement”) pursuant to which the Company will acquire CCR’s entire right, title and interest in and to the Coke One North America (CONA) information technology platform, on terms and conditions to be mutually agreed upon by the Company and CCR and set forth in the CONA Purchase Agreement; the assets to be transferred by CCR to the Company under the CONA Purchase Agreement will include a perpetual, royalty-free license from The Coca-Cola Company (“TCCC”) to CCR with respect to the “Coke One” information technology platform;

WHEREAS, in connection with the transaction provided for in the CONA Purchase Agreement, the Company will (i) issue to CCR a promissory note (the “CCR Note”) pursuant to which the Company will be obligated to make to CCR, on a quarterly basis, certain payments, and (ii) agree to make certain additional payments in consideration for certain investments made by CCR in the CONA Information Technology Platform, as described in more detail in the Financial Matters Agreement, in each case, on terms to be mutually agreed by the Company and all of the Members and set forth in the CCR Note and the CONA Purchase Agreement;

WHEREAS, the Company will enter into a Master Services Agreement (each, a “Master Services Agreement”, and, collectively, the “Master Services Agreements”) with each of CCR, Coca-Cola Bottling Company United, Inc. (“Coke United”), Coca-Cola Bottling Co. Consolidated (“Coke Consolidated”), Swire Coca-Cola USA (“Swire”), Great Lakes Coca-Cola Distribution, L.L.C. (“Great Lakes”), and Coca-Cola Beverages Florida, LLC (“CCB Florida”) (each, a “Founding Member” and, collectively, the “Founding Members”), pursuant to which the Company will provide information technology services to such parties and their respective affiliates, on the terms and conditions specified in the Master Services Agreements (the Master Services Agreement with each Founding Member will contain [***]);

WHEREAS, the Company and the Founding Members will enter into a Financial Matters Agreement (the “Financial Matters Agreement”) that will set forth certain understandings of the Company and the Founding Members with respect to certain financial matters relating to the Company;

WHEREAS, the Company and the Founding Members are entering into this Agreement with the express understanding that the parties will use good faith efforts to reach agreement upon and execute the CONA Purchase Agreement, the CCR Note, the Master Services Agreements, and the Financial Matters Agreement as soon as practicable, and that startup of the operations of the Company will not commence until such agreements are mutually agreed upon by all Members and are executed and delivered by all parties thereto;

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

WHEREAS, the Founding Members are each making an initial capital contribution commitment and a future capital commitment to the Company in exchange for a Membership Interest in the Company; and

WHEREAS, the Company, TCCC and the Founding Members desire to enter into this Agreement to set forth the rights, powers and interests of the Members with respect to the Company and their Membership Interests therein and to provide for the management of the business and operations of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

Article I
DEFINITIONS

1.1Definitions.  Unless the context otherwise requires, the following terms have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. Sections 18‑101, et seq.

“Additional Member” means any Person that has been admitted to the Company as a Member after the Effective Date pursuant to Section 3.2(b) by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Person’s Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero.  For this purpose, such Capital Account balance shall be (a) reduced for any items described in Regulations Section 1.704‑1(b)(2)(ii)(d)(4), (5) and (6), and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Regulations Sections 1.704‑1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704‑2(g)(1) and 1.704‑2(i) (relating to minimum gain).

“Affiliate” when used with reference to another Person means any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person.  In addition, Affiliates of a Member shall include all its shareholders, members, officers and employees in their capacities as such.

“Agreement” has the meaning set forth in the preamble.

“Anticipated Volume” has the meaning set forth in Section 11.2.

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not a Member.

“Assumed Tax Rate” means, for any taxable year, the highest marginal effective rate of federal, state and local income tax applicable to a corporation doing business in Atlanta, Georgia.

“At-Large Voting Members” means those Members who do not have the right to separately designate a member of the Board of Directors pursuant to Section 6.2.

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“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (a) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets; (b) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay its debts as they become due; (c) the failure of such Person to pay its debts as such debts become due; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a Bankruptcy petition filed against it in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (f) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive calendar days.

“Beverage” means a non-alcoholic beverage.

“Board of Directors” has the meaning set forth in Section 7.1(a).

“Board Participant” has the meaning specified in Section 6.2(i).

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required to close.

“Capital Account” has the meaning set forth in Section 3.3(a).

“Capital Contributions” means any cash, cash equivalents or the Fair Market Value of other property that a Member contributes to the Company with respect to its Membership Interest (net of liabilities assumed by the Company or to which such property is subject).

“Capital Contribution Commitment” means, with respect to each Member, such Member’s Initial Capital Contribution Commitment, plus any additional Capital Contributions that such Member is obligated to make under Section 3.1(b).

“CBA Permitted Transfer” has the meaning set forth in Section 9.1.

“CCB Florida” has the meaning set forth in the recitals.

“CCR” has the meaning set forth in the recitals.

“CCR Note” has the meaning set forth in the recitals.

“CCR Refranchising Transactions” has the meaning set forth in Section 11.2(a).

“Certificate of Formation” has the meaning set forth in the recitals.

“Chief Executive Officer” has the meaning set forth in Section 7.3(b)(i).

“Chief Financial Officer” has the meaning set forth in Section 7.3(b)(ii).

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“Coke Consolidated” has the meaning set forth in the recitals.

“Coke United” has the meaning set forth in the recitals.

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations Section 1.704‑2(d).

“CONA Purchase Agreement” has the meaning set forth in the recitals.

“CONA Services” means the services provided by the Company pursuant to the Master Services Agreements.

“CONA Volume” means the number of physical cases of Beverage products distributed by a Member in the United States using the CONA Services and for which a Member is invoiced under its Master Services Agreement for a given period.  [***].

“Control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Default” has the meaning set forth in Section 3.1(e).

“Defaulting Member” has the meaning set forth in Section 3.1(e).

“Depreciation” has the meaning set forth in the definition of “Net Income” or “Net Loss” under paragraph (e) therein.

“Directors” has the meaning set forth in Section 7.1(a).

“Dissolution Date IP” has the meaning set forth in Section 10.2(b).

“Distribution” means each distribution after the Effective Date made by the Company to a Member in respect of its Membership Interest, whether in cash, property or securities of the Company, pursuant to, or in respect of, Article IV or Article X.

“Economic Interest” means the right to allocations of items of income, gain, loss, deduction, credit or similar items and the right to Distributions of cash and other property as provided in Article IV and Article X of this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to designate Directors, vote on, consent to or otherwise participate in any decision of the Members or Directors, or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Act.

“Effective Date” has the meaning set forth in the preamble.

“Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Event of Withdrawal” means the Bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Excess Funding Member” has the meaning set forth in Section 11.2.

“Fair Market Value” means, with respect to any asset or securities, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as determined in good faith by the Board of Directors.

“Financial Matters Agreement” has the meaning set forth in the recitals.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, ending on December 31 of each calendar year.

“Founding Member” has the meaning set forth in the recitals.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time, consistently applied throughout the applicable periods both as to classification of items and amounts.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Great Lakes” has the meaning set forth in the recitals.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset on the date of the contribution;

(b)the Gross Asset Values of all Company assets may be adjusted to equal their respective gross Fair Market Values as of the following times:

(i)the acquisition of an additional interest in the Company after the Effective Date by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Board of Directors reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

(ii)the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing

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or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Regulations Section 1.704‑1(b)(2)(iv)(d));

(iii)the Distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Board of Directors reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

(iv)the liquidation of the Company within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(g); and

(v)such other times as the Board of Directors shall reasonably determine to be necessary or advisable in order to comply with Regulations promulgated under Subchapter K of Chapter 1 of the Code;

(c)the Gross Asset Value of any Company asset distributed to a Member shall be the gross Fair Market Value of such asset on the date of Distribution;

(d)the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Board of Directors determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e)with respect to any asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value shall be adjusted by the amount of Depreciation rather than any other depreciation, amortization or other cost recovery method.

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.

“Initial Capital Contribution Commitment” with respect to any Member means the aggregate amount specified for such Member on Schedule I.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any of its Subsidiaries, any filing or agreement to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third Person of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person.

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Manufacturing Platform” has the meaning set forth in Section 7.8.

“Master Services Agreement” has the meaning set forth in the recitals.

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“Member” means each Person listed on the Schedule of Members attached hereto as Schedule II and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act.  The Members shall constitute the “members” (as such term is defined in the Act) of the Company.  Notwithstanding any provision of this Agreement, [***].

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704‑2(i).

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Regulations Section 1.704‑2(b)(4).

“Membership Interest” means, with respect to each Member, such Member’s Economic Interest and rights as a Member.

“Net Income” or “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following adjustments:

(a)any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b)any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704‑1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c)in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, with respect to a Company asset having a Gross Asset Value that differs from its adjusted basis for tax purposes, “Depreciation” with respect to such asset shall be computed by reference to the asset’s Gross Asset Value in accordance with Regulations Section 1.704‑1(b)(2)(iv)(g); and

(f)to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss.

“Officers” has the meaning set forth in Section 7.3(a).

“Ordinary Course of Business” means the ordinary course of the business consistent with past custom and practice (including with respect to quantity, quality and frequency).

“Partnership Representative” has the meaning set forth in Section 8.7.

“Permitted Transferee” has the meaning set forth in Section 9.1.

“Percentage Interest” means, with respect to each Member, the Percentage Interest for such Member set forth on Schedule II, as adjusted from time to time in accordance with the provisions of this Agreement.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Proceeding” has the meaning set forth in Section 7.7(a).

“Producing Member” means a Member that is a member of the National Product Supply Group.

“Producing Member Director” means a Director appointed by a Producing Member in accordance with Section 6.2(c).

“Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 5.2(f).

“Remaining Directors” means the Directors to be designated by the Members under Section 6.2, other than the Directors appointed under Section 6.2(c).

“Secretary” has the meaning set forth in Section 7.3(b)(iv).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or

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analogous controlling Person of such limited liability company, partnership, association or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 9.3 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Swire” has the meaning set forth in the recitals.

“Tax Matters Member” shall be the Person specified in Section 8.3 and, for taxable years of the Company beginning before January 1, 2018, has the meaning set forth in Section 6231 of the Code.

“TCCC” has the meaning set forth in the recitals.

“TCCC Member” means TCCC or its permitted transferee.

“Territory Non-Sale” has the meaning set forth in Section 11.2(a).

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law).  The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” have the correlative meanings.

“Vice President” has the meaning set forth in Section 7.3(b)(iii).

“Withdrawal Notice” has the meaning set forth in Section 11.3.

“Withdrawing Member” has the meaning set forth in Section 11.3.

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1.2Interpretative Matters.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)words importing any gender shall include other genders;

(c)words importing the singular only shall include the plural and vice versa;

(d)the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g)references to any Person include the successors and permitted assigns of such Person;

(h)the use of the words “or,” “either” and “any” shall not be exclusive;

(i)wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j)references to “$” or “dollars” means the lawful currency of the United States of America;

(k)references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(l)the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Article II
ORGANIZATIONAL MATTERS

2.1Formation of the Company. The Company was formed on December 17, 2015 pursuant to the provisions of the Act by the filing of its Certificate of Formation.  The Members hereby ratify the filing of the Certificate of Formation as an authorized act by and on behalf of the Company.

2.2Limited Liability Company Agreement.  The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this

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Agreement.  During the term of the Company set forth in Section 2.6, the rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Members are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.3Name.  The name of the Company is “CONA Services LLC.”  The Board of Directors may change the name of the Company at any time and from time to time.  Prompt notification of any such change shall be given to all Members.  The Company’s business may be conducted under its name or any other name or names deemed advisable by the Board of Directors.

2.4Purpose; Powers.

(a)General Powers.  The purpose of the Company is to provide advantaged business process and information technology services to the Members at the lowest optimal cost for the agreed service levels.  The Company will provide a complete service catalog that includes software development, support processes, IT operations services and innovation for the sales and delivery (DSD) aspects of the bottling business.  The services to be provided by the Company from time to time will be determined by the Board of Directors.

(b)Purposes.  The Company is authorized to perform all lawful business purposes for a Delaware limited liability company, as determined by the Board of Directors, subject to this Section 2.4.  [***].  Subject to approval of the Board of Directors, the Company will be free to expand its services into additional areas in the future, beyond those specified in Section 2.4(a) (e.g., IT support of manufacturing activities of Members, [***].

(c)Company Action.  Subject to the provisions of this Agreement and except as prohibited by applicable law, (i) the Company may, with the approval of the Board of Directors, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member, and (ii) the Board of Directors may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

2.5Principal Office; Registered Office.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law.  The initial principal office of the Company shall be located at SunTrust Plaza, Atlanta, Georgia 30308 and may be any such other place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records at such place.  The Company may maintain offices at such other place or places as the Board of Directors deems advisable.  Prompt notice of any change in the principal office shall be given to all Members.

2.6Term.  The term of the Company commenced on December 17, 2015 by filing the Certificate of Formation with the office of the Secretary of State of the State of Delaware and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Article X.

2.7Foreign Qualification.  The Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to

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qualify the Company as a foreign limited liability company in each jurisdiction where its assets or operations require it to be so qualified.

2.8No State Law Partnership.  The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member, Director or Officer shall be a partner or joint venturer of any other Member, Director or Officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.8, and this Agreement shall not be construed to the contrary.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Article III
CAPITAL CONTRIBUTION COMMITMENTS;
ADMISSION OF MEMBERS; CAPITAL ACCOUNTS

3.1Capital Contribution Commitments

(a)Initial Capital Contribution Commitment.  Each Founding Member has made an Initial Capital Contribution Commitment to the Company in the amount specified on Schedule I.

(b)Additional Capital Contributions.  In addition to the Initial Capital Contribution Commitments, each Member [***] will make additional Capital Contributions as determined by the Board of Directors from time to time, in accordance with each Member’s respective Percentage Interest, subject to Section 7.1(c).

(c)Capital Calls.  The Board of Directors may at any time on or after the date hereof, upon at least thirty (30) days prior notice of the date upon which an amount is to be due, demand payment of all or any portion of any balance of a Member’s Initial Capital Contribution Commitment or any additional Capital Contributions approved by the Board of Directors as contemplated under Section 3.1(b).   Notwithstanding anything herein to the contrary, the Board of Directors will not demand payment of a Capital Contribution Commitment from a Member unless such demand is made on all such Members, pro rata, based upon the relative unpaid balances of their respective Capital Contribution Commitments.

(d)[***]

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(e)Default by a Member. The failure of a Member to pay all or any portion of such Member’s Capital Contribution Commitment when due or the commencement of a proceeding in bankruptcy or insolvency by or against a Member when there are still unpaid amounts of such Member’s Capital Contribution Commitment, which proceeding, if involuntary, is not dismissed within ninety (90) days of the commencement thereof, shall constitute an event of default (“Default”).  The Company shall give notice of the Default to such Member (the “Defaulting Member”).  If the Defaulting Member fails to pay the amount due within ten (10) days following the date of such notice sent by the Company to the Defaulting Member, the Board of Directors may, at its option, and without further notice, and in the case of a Default resulting from a bankruptcy or insolvency proceeding having been commenced as referred to above, the Board of Directors shall, cause the Company, without further notice, to take one or more of the following actions:

(A)accelerate and declare to be immediately due and payable the full unpaid amount of such Defaulting Member’s then-existing and unpaid Capital Contribution Commitment;

(B)charge interest on the unpaid balance of any overdue Capital Contribution Commitment at an individual rate equal to the applicable prime rate plus five percent (5%), from the date such balance was due and payable through the date full payment for such Capital Contribution Commitment is actually made; and/or

(C)exercise all rights at law or in equity including the right to sell all or a portion of the Membership Interest held by the Defaulting Member to the Company or another Person (including an existing Member) at such price and on such other terms as the Board of Directors deems appropriate, with the proceeds from such sale to be applied in the following order: first, to the payment of the expenses of the sale; second, to the payment of the expenses of the Company resulting from the Default, including court costs and penalties, if any, and reasonable attorneys’ fees and costs; third, to the payment of all amounts due from the Defaulting Member to the Company as a Capital Contribution Commitment (and interest due thereon pursuant to Section 3.1(e)(B); fourth, to the Defaulting Member, an amount up to fifty percent (50%) of the amount the Defaulting Member previously contributed to the Company less any distributions previously made to the Defaulting Member; and thereafter, any remainder to the Company.

(f)Additional Default Provisions.  Upon Default by a Member, all rights and benefits attributable to the Membership Interest held by such Defaulting Member will be suspended until such Defaulting Member has cured its Default or the purchaser of such Membership Interest has been admitted to the Company as a Member (such purchaser not to be deemed a Defaulting Member with respect to the Default of the Defaulting Member from whom such Membership Interest was purchased).  During the suspension period, neither the Defaulting Member nor its representative on the Board of Directors, if any, will have any voting or other rights attributable to its Membership Interest.

(g)Indemnification.  Each Member agrees that it shall be liable to the Company and the non-Defaulting Members for, and shall indemnify and hold harmless such parties and their respective officers, directors, shareholders, managers, members, partners, employees, agents, representatives and affiliates, against, all damages that may result to such parties from a Default by such Member, including reasonable attorneys’ fees and court costs, and that such Defaulting

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Member shall continue to be liable for such damages regardless of whether such Defaulting Member’s Membership Interest is purchased.

(h)Assumption of Remaining Capital Contribution Commitment Upon Adjustment of Percentage Interests.Each Member acknowledges and agrees that if such Member’s Percentage Interest is adjusted following the date hereof pursuant to the adjustment mechanism set forth in Section 11.2, such Member shall be obligated to assume, or shall be released from, as applicable, the Capital Contribution obligations associated with the adjusted portion of such Member’s Percentage Interest.

(i)Issuance of Additional Membership Interests.  Subject to Section 3.2(b) and Section 7.1(c)(iii), the Board of Directors shall have the right to cause the Company to issue at any time after the Effective Date, and for such amount and form of consideration as the Board of Directors may determine, a Membership Interest to any Additional Member approved in accordance with the provisions of Section 3.2(b).

3.2Admission of Members; Additional Members.

(a)Schedule of Members.  The Company shall maintain and keep at its principal executive office a Schedule of Members on which it shall set forth the name and address of each Member, the Percentage Interest of each Member, and the aggregate amount of cash Capital Contributions that have been made by such Member at any time, and, if applicable, the Fair Market Value of any property other than cash contributed by such Member (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject).  The Company shall prepare and distribute to the Members an updated Schedule of Members whenever any information provided therein has changed or otherwise needs to be updated.

(b)Additional Members. Subject to Section 7.1(c) and the last sentence of this Section 3.2(b), the Board of Directors may admit Additional Members, issue each such Member a Membership Interest, and determine the price and terms thereof (including assumption of a portion of the Members’ Capital Contribution Commitment and/or a repayment of prior Capital Contributions); provided, however, that any such Additional Member must be a current or anticipated future user of the Coke One North America (CONA) information technology platform and have entered into a Master Services Agreement with the Company related thereto. A Person may be admitted to the Company as an Additional Member upon furnishing to the Board of Directors (i) an executed joinder agreement, in form satisfactory to the Board of Directors, pursuant to which such Person agrees to be bound by all the terms and conditions of this Agreement, (ii) an executed Master Services Agreement, and (iii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into such other documents as the Board of Directors may deem appropriate).  Such admission shall become effective on the date on which the Board of Directors determines that all of the conditions of this Section 3.2(b) have been satisfied and when any such admission is shown on the books and records of the Company.  Upon the admission of an Additional Member, the Schedule of Members attached hereto as Schedule II shall be amended to reflect the name, address, Percentage Interest, and Capital Contribution Commitment of such Additional Member.  In addition, the prior written approval of the TCCC Member shall be required for the admission of Additional Members (such approval not to be unreasonably withheld, conditioned or delayed).

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(c)[***]

3.3Capital Accounts.

(a)The Company shall maintain a separate capital account for each Member [***] according to the rules of Regulations Section 1.704‑1(b)(2)(iv) (each a “Capital Account”).  The Capital Account of each Member shall be credited initially with an amount equal to such Member’s cash contributions and, if applicable, the Fair Market Value of property contributed or deemed to be contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to).

(b)The Capital Account of each Member shall (i) be credited with all Income allocated to such Member pursuant to Section 5.1 and Section 5.2, and with the amount equal to such Member’s cash contributions and, if applicable, the Fair Market Value of property contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to) following the Effective Date, and (ii) be debited with all Loss allocated to such Member pursuant to Section 5.1 and Section 5.2, and with the amount of cash and, if applicable, the Gross Asset Value of any property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed by the Company to such Member.

(c)The Company may, upon the occurrence of the events specified in Regulations Section 1.704‑1(b)(2)(iv)(f), increase or decrease the Capital Accounts of the Members in accordance with the rules of such Regulations and Regulations Section 1.704‑1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(d)If all or part of a Membership Interest in the Company is Transferred in accordance with Article IX, then, as provided in Section 9.4, the Transferee will succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Membership Interest.

3.4Negative Capital Accounts.  No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

3.5No Withdrawal.  No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement, including as set forth in Section 11.3.

3.6Loans From Members.  Loans by Members to the Company shall not be considered Capital Contributions.  If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member.  The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made, in each instance, as approved by the Board of Directors (subject to Section 7.1(c)(xi)).

3.7No Right of Partition.  No Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly provided in this Agreement, be entitled to Distributions of specific assets of the Company or any of its Subsidiaries.

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Article IV
DISTRIBUTIONS

4.1Distributions.  The Board of Directors shall have sole discretion regarding the amount and timing of Distributions to the Members, subject to Section 4.3.  All such Distributions shall be made to the Members [***] ratably in accordance with their relative Capital Accounts, subject to Section 10.2(b).

4.2Distributions In‑Kind.  To the extent that the Company distributes property in‑kind to the Members, for purposes of Section 4.1, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property, and such property shall be treated as if it were sold for an amount equal to its Fair Market Value.  Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 5.1 and Section 5.2.

4.3Tax Distributions

To the extent that the aggregate cumulative taxable net income allocated by the Company to the Members exceeds prior Distributions to the Members, the Board of Directors may, but shall not be required to, cause the Company to make tax distributions to the Members based on the Assumed Tax Rate and subject to available cash flow.

Article V
ALLOCATIONS

5.1Allocations.  Net Income and Net Loss (and, if necessary, individual items of Income and Loss) shall be allocated annually (and at such other times as the Board of Directors determines) to the Members in accordance with their relative Percentage Interests, except as provided in Section 5.2 or Section 5.6.

5.2Special Allocations.

(a)Loss attributable to Member Nonrecourse Debt shall be allocated in the manner required by Regulations Section 1.704‑2(i).  If there is a net decrease during a taxable year in Member Minimum Gain, Income for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated to the Members in the amounts and of such character as is determined according to Regulations Section 1.704‑2(i)(4).  This Section 5.2(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704‑2(i)(4), and shall be interpreted in a manner consistent therewith.

(b)Except as otherwise provided in Section 5.2(a), if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be allocated Income for such taxable year (and, if necessary, for subsequent taxable years) in the amounts and of such character as is determined according to Regulations Section 1.704‑2(f).  This Section 5.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704‑2(f), and shall be interpreted in a manner consistent therewith.

(c)If any Member that unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704‑1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any taxable year, computed after the application of

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(d) Section 5.2(a) and Section 5.2(b) but before the application of any other provision of Section 5.1, Section 5.2 and Section 5.3, then Income for such taxable year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit.  This Section 5.2(c) is intended to be a “qualified income offset” provision as described in Regulations Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(e)Income and Loss described in clause (d) of the definition of Gross Asset Value shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m).

(f)Net Losses will not be allocated to a Member if such allocation would cause or increase an Adjusted Capital Account Deficit with respect to such Member’s Capital Account.  If one or more Members would have an Adjusted Capital Account Deficit as a result of an allocation of Net Losses, then Net Losses will be allocated to the other Members in proportion to the amounts of Net Losses that otherwise would be allocated among them for the related Fiscal Year.  If Net Losses are specially allocated to other Members pursuant to the preceding sentence, then items of Income in subsequent periods will be specially allocated to offset, to the extent possible, such special allocations of Net Losses.

(g)The allocations set forth in Section 5.2(a) through Section 5.2(d) inclusive (the “Regulatory Allocations”) are intended to comply with certain requirements of Section 1.704‑1(b) and 1.704‑2 of the Regulations.  The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Income and Loss of the Company or to make Distributions.  Accordingly, notwithstanding the other provisions of Section 5.1, Section 5.2 and Section 5.3, but subject to the Regulatory Allocations, items of Income and Loss of the Company shall be allocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Account balances of the Members to be in the amounts (or as close thereto as possible) they would have been if Income and Loss had been allocated without reference to the Regulatory Allocations.  In general, the Members anticipate that this shall be accomplished by specially allocating other Income and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero.

5.3Tax Allocations.

(a)The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value; the Tax Matters Member shall have the authority to select, in its sole and absolute discretion, any method of making such allocations that is allowed under Code Section 704(c) and the Treasury regulations thereunder.

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(c)If the Gross Asset Value of any Company asset is adjusted pursuant to the requirements of Regulations Section 1.704‑1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c); the Tax Matters Member shall have the authority to select, in its sole and absolute discretion, any method of making such allocations that is allowed under Code Section 704(c) and the Treasury regulations thereunder.

(d)Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Board of Directors taking into account the principles of Regulations Sections 1.704‑1(b)(4)(ii) and 1.704‑1T(b)(4)(xi).

(e)Allocations pursuant to this Section 5.3 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, Distributions or other Company items pursuant to any provision of this Agreement.

5.4Members’ Tax Reporting.  The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Article V and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

5.5Withholding; Indemnification and Reimbursement for Payments on Behalf of a Member

.  The Board of Directors is authorized to cause the Company to withhold from Distributions to the Members and to pay over to the appropriate federal, state, local or foreign government any amounts required under any applicable law to be so withheld.  Any such withheld amounts shall be treated for purposes of this Agreement as having been distributed to such Members pursuant to the provisions of Article IV or Section 10.2.  If the Company is required by applicable law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including withholding taxes, state or local personal property taxes and state or local unincorporated business taxes), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses), in each instance reduced by any portion of such paid amount that the Company had previously withheld from Distributions otherwise payable to such Member.  The Board of Directors may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.5.  A Member’s obligation to indemnify the Company under this Section 5.5 shall survive termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.5, the Company shall be treated as continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.5, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to ten (10) percentage points per annum (but not in excess of the highest rate per annum permitted by applicable law).

5.6[***]

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Article VI
RIGHTS AND DUTIES OF MEMBERS

6.1Power and Authority of Members.  Unless delegated such power in accordance with Section 7.4, no Member shall, in its capacity as such, have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Board of Directors of the powers and rights conferred on it by applicable law and by this Agreement.

6.2Voting Rights; Designation of Board Members.

(a)Voting Rights.  Members shall not have any voting rights on any matter, except as provided in this Section 6.2 with respect to the designation or election of Directors, or as otherwise required by applicable law.  If a vote of the Members is required under applicable law, then the Members shall vote together as a single class, and each Member [***] shall be entitled to one vote (regardless of the Percentage Interest of such Member).  [***].

(b)Designation of Board Members.  Each Member agrees that the authorized number of Directors of the Company shall initially be established at six (6), and the Founding Members have each designated a Director as follows:

(i)CCR designated Dominic Wheeler;

(ii)Coke United designated Eric Steadman;

(iii)Coke Consolidated designated Jamie Harris;

(iv)Swire designated Jeff Edwards;

(v)CCB Florida designated Terence Gee; and

(vi)Great Lakes designated Mark Booth.

(c)From the date hereof through December 31, 2025, (i) each Founding Member will have the right to designate a Director, and (ii) subject to Section 6.2(f)(i), each Producing Member (other than the Founding Members) will have the right to designate a Director.  After December 31, 2025, (i) each Founding Member will have the right to designate a Director so long as such Founding Member remains a Producing Member, and (ii) subject to Section 6.2(f)(i), each Producing Member (other than the Founding Members) will have the right to designate a Director.

(d)The right to designate the Remaining Directors will be held by the Members [***] (other than the Members who have the right to designate a Director under Section 6.2(c)), and each such Member will have the right to designate [***]

(e)[***]

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(f)Additional Directors.

(i)The number of Directors automatically will increase upon the admission of Additional Members or Substituted Members, up to a total of [***] Directors.  If the Board of Directors wishes to increase the number of Directors to more than [***] Directors in total, then such increase will require [***].

(ii)If the number of Directors is increased in connection with the admission of Additional Members or Substituted Members, then the vacancy created by such increase in the number of Directors will be filled by [***].

(g)Removal.  Any Director shall be removed from the Board of Directors or any committee of the Board of Directors (with or without cause) at the written request of the Member(s) that designated or elected such Director under this Section 6.2, but only upon such written request and under no other circumstances; provided that a Director that was designated pursuant to Section 6.2(c) or Section 6.2(d) by a Withdrawing Member shall be deemed to have been automatically removed at the written request of such Withdrawing Member upon the effective date of the withdrawal from the Company by such Withdrawing Member.

(h)Replacement.  If any Director for any reason ceases to serve as a member of the Board of Directors, whether as a result of death, resignation, removal or otherwise, the resulting vacancy on the Board of Directors shall be filled by a Director designated or elected by the Member(s) that designated or elected such Director initially under this Section 6.2; provided that in connection with a CBA Permitted Transfer of a Member’s entire Membership Interest, if at the time of the Transfer a then-serving Director had been designated by the Transferor pursuant to this Section 6.2, then such Permitted Transferee shall be entitled to immediately replace the Director originally designated by such Transferor; provided, further, that if such Permitted Transferee is a Member that holds the right to designate a Director on the effective date of the Transfer, then its right to designate a Director with respect to the Transferred Membership Interest will be deemed waived (i.e., no Member may designate more than one Director), and the Member with the next highest Percentage Interest will have the right to designate the Director.

(i)TCCC Board Participant.  TCCC has the right to appoint a participant in meetings of the Board of Directors (the “Board Participant”).  The initial Board Participant is Michael Mathews.  The Board Participant will have the right to attend each meeting of the Board of Directors in a non-voting capacity and [***]

6.3Liability of Members.

(a)No Personal Liability.  Except as otherwise required by applicable law or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third Person for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including those arising as a Member or an equityholder, an owner or a shareholder of another Person).  Each Member shall be liable only to satisfy such Member’s Capital Contribution Commitment to the Company, if applicable, and the other payments provided for expressly herein.

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(b)Return of Distributions.  Under the Act, a Member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Member.  It is the intent of the Members that no Distribution to any Member pursuant to Article IV or Article X shall be deemed to constitute money or other property paid or distributed in violation of the Act, and the Members agree that each such Distribution shall constitute a compromise of the Members within the meaning of § 18-502(b) of the Act, and the Member receiving such Distribution shall not be required to return to any Person any such money or property, except as otherwise expressly set forth herein.  If, however, any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the other Members.

6.4Performance of Duties.  In performing its duties, each of the Members shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries), of the following other Persons or groups: (i) one or more officers or employees of the Company or any of its Subsidiaries, (ii) any attorney, independent accountant or other Person employed or engaged by the Company or any of its Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of such Member or the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Act.

Article VII
MANAGEMENT OF THE COMPANY

7.1Board of Directors

(a)Establishment.  There is hereby established a committee of Member representatives (the “Board of Directors”) comprised of natural Persons (the “Directors”) having the authority and duties set forth in this Agreement.  Any decisions to be made by the Board of Directors will require the approval of the members of the Board of Directors present and voting at a meeting, in each instance as required by Section 7.1(f)(i).  No Director acting alone, or with any other Directors (including as a member of any committee of the Board of Directors), shall have the power to act for or on behalf of, or to bind the Company, except as such power is delegated by the number of Directors as would be required to approve such action in accordance with Section 7.1(f)(i).  Each Director shall be a “manager” (as such term is defined in the Act) of the Company but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement.

(b)Powers.  The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as otherwise expressly provided in this Agreement.  The Board of Directors shall have the power on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company contemplated by Section 2.4 and to perform all acts that the Board of Directors may deem necessary or advisable in connection therewith.  Without limiting the generality of the foregoing, the Board of Directors shall have the power and authority to:

(i)determine the location of the principal place of business of the Company;

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(ii)adjust the Percentage Interest of each Member in accordance with Section 11.2;

(iii)make capital calls from the Members in accordance with Section 3.1(c);

(iv)approve the annual and long range business plans of the Company;

(v)remove the Chief Executive Officer and other officers of the Company;

(vi)determine the scope of the products and services to be provided by the Company (including services to support manufacturing activities of the Members, [***]), all on such terms and conditions and pursuant to such delegations of authority (to Board Committees or otherwise) as the Board of Directors may determine from time to time with regard to governance, funding, development, implementation and use of such additional services;

(vii)oversee and manage the development and delivery of products and services of the Company at a strategic level (including the strategic capabilities roadmap and system architecture), project prioritization and strategic vendor performance and sourcing guidelines; and

(viii)determine whether excess available cash should be distributed to the Members or set aside as a reserve for future expenses or capital expenditures.

(c)The approval of the following matters shall require the approval of at least eighty percent (80%) of the Directors present at a meeting (e.g., at least five (5) Directors if six (6) Directors are present at the meeting, and at least six (6) Directors if seven (7) Directors are present at the meeting):

(i)[***];

(ii)[***];

(iii)[***];

(iv)[***];

(v)[***];

(vi)approve the annual operating and capital budgets for the Company;

(vii)capital expenditures that have not already been approved as part of an approved budget under item (vi) above, in excess of $[***] individually or $[***] in the aggregate per annum;

(viii)[***];

(ix)[***];

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

(x)require that Members make additional Capital Contributions under Section 3.1(b); and

(xi)[***].

(d)The approval of the following matters shall require the approval of [***] of the Directors (whether or not present and voting at a meeting):

(i)[***];

(ii)[***];

(iii)[***];

(iv)[***];

(v)[***]; and

(vi)[***].

(e)Composition of the Board of Directors; Voting.

(i)The number of Directors shall initially be six (6) and automatically will increase upon the admission of Additional Members or Substituted Members, up to a total of [***] Directors.  If the Board of Directors wishes to increase the number of Directors to more than [***] Directors in total, then such increase will require [***].  Each Director shall be entitled to cast one (1) vote with respect to each matter brought before the Board of Directors (or any committee of the Board of Directors) for approval.

(ii)Directors shall be designated or elected, as the case may be, in accordance with Section 6.2.  Each Director designated or elected in accordance with Section 6.2 shall hold office until a successor is duly designated or elected in accordance with Section 6.2 and qualified or until his or her earlier death, resignation or removal as herein provided.

(iii)Any Director may resign at any time by giving written notice to the members of the Board of Directors and the Chief Executive Officer of the Company.  The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Subject to, and as limited by the express provisions of this Agreement, any vacancy or vacancies in the Board of Directors caused by any such resignation shall be filled in accordance with Section 6.2.

(iv)If any Member fails to designate or group of Members fails to elect a representative to fill a directorship pursuant to the terms of Section 6.2, neither the Board of Directors nor the Members may elect, and the Board of Directors and Members shall not vote to elect, any person to fill such vacant directorship without the prior written consent of the Member(s) originally entitled to designate or elect, as the case may be, such Director pursuant to Section 6.2.

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

(v)If the voting rights of a Director are suspended in accordance with Section 3.1(f) or Section 11.3 or if, as contemplated in Section 7.1(e)(iv), a Member or Members fail to designate or elect, as the case may be, a representative to fill a directorship, then voting requirements will be applied as if that Director position did not exist (e.g., if there are 6 Director seats, and the vote of the Board of Directors is required for any purpose, then it will be assumed that there are 5 Director seats, and a matter requiring approval of a majority of Directors will require approval of at least 3 Directors, and a matter requiring approval under Section 7.1(c) will require approval of at least 4 Directors).

(f)Meetings of the Board.  Regular meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, but in no event less than four (4) times during any twelve (12) month period.  Regular meetings will be held in accordance with a meeting schedule approved by the Board of Directors.  Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, and in any event shall be called by the Chief Executive Officer upon the written request of a majority of the Directors.  Notice of each such special meeting shall be provided to each Director in accordance with the notice information (including address of record and e-mail address) provided by the Director to the Company from time to time, at least five (5) Business Days before the day on which the meeting is to be held.  Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof.

(i)Unless otherwise provided by applicable law or this Agreement, the presence of Directors constituting a majority of the number of Directors shall be necessary to constitute a quorum for the transaction of business.  Notwithstanding any provision to the contrary contained herein, (A) at all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the votes held by all Directors present at the meeting, except as otherwise required by applicable law or by this Agreement (including Section 7.1(c) and Section 7.1(d)) (that is, approval of any matter identified in Section 7.1(c) would require the approval of 80% of all Directors present at the meeting, and a matter identified in Section 7.1(d) would require the approval of [***] Directors, whether or not present and voting at the meeting), and (B) interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes any interested party contract or transaction.

(ii)Any member of the Board of Directors or any member of a committee of the Board of Directors who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting or abstaining at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless his or her written dissent or abstention to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Company immediately after the adjournment of the meeting.  Such right to dissent or abstain shall not apply to any member who voted in favor of such action.

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

(iii)Members of the Board of Directors and any member of a committee of the Board of Directors may participate in and act at any meeting of the Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 7.1(f)(iii) shall constitute presence in person at the meeting.

(iv)A Director may vote at a meeting of the Board of Directors or any committee thereof either in person or by proxy executed in writing by such Director.  An email or similar transmission by the Director, or other writing, shall be accepted as a proxy executed in writing for purposes hereof.  Proxies shall be filed with the Board of Directors, before or at the time of the meeting or execution of the written consent, as the case may be.  A proxy shall be revocable in writing. A Director who has given a proxy in the manner set forth in this Section 7.1(f)(iv) for a vote at any meeting of the Board of Directors or any committee thereof shall be deemed to be present at such meeting for all purposes, including for purposes of determining the presence of a quorum and determining the number of votes required to take action at such meeting.

(v)Unless otherwise restricted by this Agreement or the Act, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all the Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

(g)Compensation of Directors; Expense Reimbursement.  Directors shall not receive any stated salary for services in their capacity as Directors; and Directors shall not be reimbursed for expenses related to attendance at any regular or special meeting of the Board of Directors or any committees thereof.

(h)Subsidiary Boards.  Unless otherwise determined by the Board of Directors, the Company shall, and shall cause each of its Subsidiaries to, cause the composition of the boards of directors of each of the Subsidiaries of the Company to be the same as the Board of Directors of the Company.

7.2Committees of the Board.

(a)Creation.  The Board of Directors may by resolution designate one or more committees, including the following committees: executive compensation, human resources, finance and audit, governance, IT matters, and operations.  Each committee shall be comprised of three or more Directors, and the Board of Directors may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified Directors at any meeting of that committee.  Any decisions to be made by a committee of the Board of Directors shall require the approval of a majority of the votes of such committee of the Board of Directors.  Any committee of the Board of Directors, to the extent provided in any resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Act, in Section 7.2(b) or in the establishment of such committee.  Any committee members may be removed, or any authority granted thereto may be revoked, at any time for any reason by the Board of Directors. Each committee of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in this

26

Agreement or by a resolution of the Board of Directors designating such committee.  Committees of the Board of Directors may include members of the Company’s management team and other persons who are not members of the Board of Directors, as determined by the Board of Directors or the applicable committee.

(b)Limitation of Authority.  Notwithstanding the resolutions creating any committee or authorizing any committee action or anything contained in this Agreement to the contrary, no committee of the Board of Directors shall have the authority to take any action unless such action is approved by the required number of Directors as set forth in Section 7.1(f)(i).

7.3Officers.

(a)The Company shall have such individuals as officers (“Officers”) as may be elected by the Board of Directors.  The Officers of the Company may consist of a Chief Executive Officer, Chief Financial Officer, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, or such other Officers as may be appointed by the Board of Directors.  One person may hold, and perform the duties of, any two or more of such offices.  Compensation of Officers shall be fixed by the Board of Directors or the executive compensation committee (if any) from time to time.  Any Officer may be removed, with or without cause, at any time by the Board of Directors.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.  No Officer need be a Member or a Director.

(b)Each Officer shall be a “manager” (as such term is defined in the Act) of the Company but, notwithstanding the foregoing, no Officer shall have any rights or powers beyond the rights and powers granted to such Officers in this Agreement.  The Chief Executive Officer, Chief Financial Officer, Vice Presidents and Secretary shall have the following duties and responsibilities:

(i)Chief Executive Officer.  The chief executive officer of the Company (the “Chief Executive Officer”) shall perform such duties as may be assigned to him or her from time to time by the Board of Directors, including presiding at meetings of the Members.  Subject to the direction of the Board of Directors, he or she shall perform all duties incident to the office of a chief executive officer in a corporation organized under the Delaware General Corporation Law.  The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the Chief Financial Officer or a Vice President and the other Officers such of his or her powers and such of his or her duties as the Board of Directors may deem to be advisable.

(ii)Chief Financial Officer and Treasurer.  The chief financial officer and treasurer of the Company (the “Chief Financial Officer”) shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors or by any Officer authorized by the Board of Directors to make such designation.  In case of the absence or disability of the Chief Executive Officer, the duties of the office shall, if the Board of Directors or the Chief Executive Officer has so authorized, be performed by the Chief Financial Officer. The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties

27

as may be specifically assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

(iii)Vice Presidents.  The Vice President of the Company (a “Vice President”), or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the Chief Executive Officer or the Chief Financial Officer.  In case of the absence or disability of the Chief Executive Officer and the Chief Financial Officer, the duties of the office of Chief Executive Officer shall, if the Board of Directors or the Chief Executive Officer has so authorized, be performed by the Vice President, or if there be more than one Vice President, by such Vice President as the Board of Directors or Chief Executive Officer shall designate.

(iv)Secretary.  The Secretary of the Company (the “Secretary”) shall attend all meetings of the Board of Directors and each committee of the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required.  He or she shall give, or cause to be given, notice of all meetings of the Members and, when necessary, of the Board of Directors.  The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or by any Vice President.

(c)The individuals listed below shall serve in the following offices until resignation or removal or replacement by the Board of Directors:

Name	Office
Reinhard Meister	Chief Executive Officer
Scott Armstrong	Chief Financial Officer
Robert Hadley	Chief Product Officer
Steven Hauser	General Counsel & Secretary
Brett Findley	Chief Services Officer
Robert Shank	Chief Technology Officer
Saurabh Parikh	Vice President, Innovation & Architecture
David McClure	Vice President, Risk & Security
Baron Jordan	Vice President, Sales & Operations Solutions
Steve Priestley	Vice President, Customer Solutions
Carl Carson	Vice President, Enabling Solutions
Rajen Raval	Vice President, Manufacturing Solutions

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7.4Further Delegation of Authority.  The Board of Directors may, from time to time, delegate to any Person (including any Member, Officer or Director) such authority and powers to act on behalf of the Company as it shall deem advisable in its discretion, except that the Board of Directors may not delegate its authority with respect to the matters set forth in Section 7.1(b), Section 7.1(c) and Section 7.1(d).  Any delegation pursuant to this Section 7.4 may be revoked at any time and for any reason or no reason by the Board of Directors.

7.5Exculpation; Fiduciary Duties.

(a)No Director or Officer shall be liable to the Company or any Member for any action taken or omitted to be taken by it or by any other Member or other Person with respect to the Company, including any negligent act or failure to act, except (i) in the case of a liability resulting from such Person’s own fraud, gross negligence, willful misconduct, intentional and material breach of this Agreement or conduct that is the subject of a criminal proceeding (where such Person has a reasonable cause to believe that such conduct was unlawful), and (ii) in the case of any Officer who is a Company employee, a liability resulting from such Officer’s breach of the duty of loyalty.

(b)This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Member or Director.  Furthermore, each of the Members and the Company hereby disclaims and waives any and all fiduciary duties that, absent such waiver, may be specified or implied by applicable law, and in doing so, acknowledges and agrees that the duties and obligations of each Member and Director to each other and to the Company are only as may be expressly set forth in this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of any Member or Director otherwise existing at law or in equity, are agreed by the Company and the Members to replace such other duties and liabilities of such Members and Directors.

7.6Performance of Duties; Liability of Directors and Officers.  In performing his or her duties, each of the Directors and the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid), of the following other Persons or groups: (a) one or more Officers or employees of the Company or any of its Subsidiaries, (b) any attorney, independent accountant or other Person employed or engaged by the Company or any of its Subsidiaries, or (c) any other Person who has been selected with reasonable care by or on behalf of the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  No individual who is a Director or an Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being a Director or an Officer or any combination of the foregoing.

7.7Indemnification.

(a)Third Person Actions, Suits and Proceedings.  The Company shall indemnify each Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a

29

Member, Director or an Officer, or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (each, a “Proceeding”), against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such Proceeding if (i) such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, (ii) such Person’s conduct did not constitute fraud, gross negligence, willful misconduct, or intentional and material breach of this Agreement, and (iii) with respect to any criminal Proceeding, such Person had no reasonable cause to believe such Person’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding that the Person had reasonable cause to believe that his or her conduct was unlawful.

(b)Actions by the Company.  The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was a Director or an Officer, or is or was serving at the request of the Company as a manager or director, officer, employee, partner, fiduciary, trustee, agent or similar functionary of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if (i) such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) such Person’s conduct did not constitute fraud, gross negligence, willful misconduct, or intentional and material breach of this Agreement, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that a court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

(c)Rights Non‑Exclusive.  The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7.7, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement, any vote of Members or disinterested Directors or otherwise.

(d)Insurance.  The Board of Directors will cause the Company to maintain insurance, at its expense, on behalf of the Company and on behalf of any person who is or was at any time after the Effective Date a Director or Officer of the Company or any of its Subsidiaries against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 7.7.  The Board of Directors may, in its discretion, also cause the Company to maintain insurance, at its expense, on behalf of the Company and on behalf of any person who is or was at any time after the Effective Date an employee, fiduciary, agent or representative of the Company or any of its Subsidiaries against any liability asserted against him or her and incurred by him or her in any such capacity.

30

(e)Expenses.  Expenses incurred by any Person described in Section 7.7(a) or Section 7.7(b) in defending a Proceeding shall be paid by the Company in advance of such Proceeding’s final disposition upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)Employees and Agents.  Persons who are not covered by the foregoing provisions of this Section 7.7 and who are or were Members, employees or agents of the Company, or who are or were serving at the request of the Company as managers or directors, officers, employees, partners, fiduciaries, trustees, agents or similar functionaries of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

(g)Contract Rights.  The provisions of this Section 7.7 shall be deemed to be a contract right between the Company and each Person described in Section 7.7(a) or Section 7.7(b) who serves in any such capacity at any time while this Section 7.7 and the relevant provisions of the Act or other applicable law are in effect, and any repeal or modification of this Section 7.7 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.  The indemnification and other rights provided for in this Section 7.7 shall inure to the benefit of the heirs, executors and administrators of any Person entitled to such indemnification.  Except as provided in Section 7.7(a) or Section 7.7(b), the Company shall indemnify any such Person seeking indemnification in connection with a Proceeding initiated by such Person only if such Proceeding was authorized by the Board of Directors.

(h)Merger or Consolidation; Other Enterprises.  For purposes of this Section 7.7, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents, so that any Person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7.7 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.  For purposes of this Section 7.7, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, director, officer, employee or agent of the Company that imposes duties on, or involves services by, such manager, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 7.7.

(i)No Member Recourse.  Anything herein to the contrary notwithstanding, any indemnity by the Company relating to the matters covered in this Section 7.7 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be

31

required to make additional Capital Contributions (beyond any then-existing and unpaid Capital Contribution Commitment) to help satisfy such indemnity of the Company.

(j)Primacy of Obligations.  In furtherance of this Section 7.7, the Company acknowledges that certain Persons entitled to indemnification under this Section 7.7 may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company (collectively, the “Outside Indemnitors”).  The Company hereby agrees (i) that it (and any of its insurers) is the indemnitor of first resort (i.e., its obligations to such indemnified Persons under this Section 7.7 are primary, and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Persons are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by such indemnified Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such indemnified Persons), without regard to any rights such indemnified Persons may have against the respective Outside Indemnitors, and (iii) that the Company irrevocably waives, relinquishes and releases the Outside Indemnitors from any and all claims against the Outside Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Outside Indemnitors on behalf of any such indemnified Person with respect to any claim for which such indemnified Person has sought indemnification from the Company shall affect the foregoing, and the Outside Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such indemnified Person against the Company.  The Company agrees that the Outside Indemnitors are express third party beneficiaries of the terms of this Section 7.7(j).

7.8Manufacturing Platform.  The Members acknowledge and agree that the Board may, in its discretion, elect to design, build and operate a manufacturing platform (the “Manufacturing Platform”) that will provide services that support the manufacturing activities of Producing Members, subject to the provisions of this Section 7.8.

(a)Any and all governance decisions regarding the Manufacturing Platform (including the decision to establish the Manufacturing Platform and decisions regarding the design, build and operation of the Manufacturing Platform) will be made solely by the Producing Member Directors, in a manner consistent with the governance provisions of this Article VII (except that, for this purpose, the Producing Member Directors will be deemed to be the only members of the Board of Directors).

(b)All costs and expenses incurred by the Company in connection with the design, build and operation of the Manufacturing Platform will be borne solely by the Producing Members.  The basis on which the Producing Members will share costs and expenses associated with the Manufacturing Platform (including design, build and operating costs) will be determined by the Producing Member Directors, consistent with Section 7.8(a).  [***].  If a Member that is not a Producing Member as of the date of this Agreement subsequently becomes a Producing Member, that Member will be deemed to be a Producing Member for all purposes hereof and will be entitled to participate in the Manufacturing Platform on the same economic and governance terms as an original Producing Member, including by bearing its respective pro rata share of the design, build and operating costs referred to in this Section 7.8(b) based upon its relative production volumes.  [***].  The Company will ensure that (i) costs related to the Distribution Platform and the Manufacturing Platform, respectively, are properly allocated and that such costs

32

are accurately reflected in the fees charged to Members pursuant to the applicable Master Services Agreements, and (ii) [***].

(c)If the Producing Member Directors elect to establish the Manufacturing Platform as contemplated under this Section 7.8, any provisions of this Agreement inconsistent with the provisions of this Section 7.8 will be adjusted as necessary to make them consistent with the provisions of this Section 7.8 (e.g., Capital Contributions required to be made in connection with the Manufacturing Platform will be made solely by the Producing Members, on the basis determined by the Producing Member Directors, and not by all Members in accordance with their Percentage Interests), and Profits and Losses associated with the design, build and operation of the Manufacturing Platform will be allocated solely to the Producing Members on a basis consistent with their funding of the expenses of the Manufacturing Platform (and not by all Members in accordance with their Percentage Interests).

(d)The Company and each of the Producing Members will enter into a separate Master Services Agreement with respect to Services relating to the Manufacturing Platform.

7.9[***].

Article VIII
TAX MATTERS

8.1Preparation of Tax Returns.  The Tax Matters Member shall arrange (at the Company’s expense) for the preparation and timely filing of all income tax returns required to be filed by the Company.  Each Member and the Company will upon request supply to the Tax Matters Member all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s income tax returns to be prepared and filed.  In connection with the filing of the Company’s United States federal income Tax Return, the Company shall provide to each Member a Schedule K-1.

8.2Tax Elections.  The Tax Matters Member shall determine whether to make or revoke any available election pursuant to the Code; provided, however, that upon the request of any Member holding a Percentage Interest of at least thirty percent (30%), the Company shall file an election under Section 754 of the Code; and provided further, that the Company shall not elect to be treated as a corporation for any federal, state or local tax purpose without the prior unanimous written consent of the Members; and provided further that the Company will use the “traditional method” (as set forth in Regulations Section 1.704-3(b)) for purposes of eliminating any book-tax differences with respect to any property contributed to the Company by a Member.  Each Member will upon request supply any information necessary to give proper effect to such election.

8.3Tax Controversies.  Coke Consolidated is hereby designated as the Tax Matters Member and is authorized and required to represent the Company (at the Company’s expense) in connection with all income tax examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith.  Each Member agrees to cooperate reasonably with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings.  The Tax Matters Members shall keep the Members reasonably informed of the progress of any examinations, audits or other proceedings, and shall provide the Members with information on a full and timely basis.

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[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

8.4Tax Allocations.  All matters concerning allocations for United States federal, state and local and non‑United States income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the Board of Directors.

8.5Fiscal Year; Taxable Year.  Each of the Fiscal Year and the taxable year of the Company shall end on December 31 of each calendar year, unless the Board of Directors shall determine otherwise in compliance with applicable laws; provided that the taxable year of the Company shall end on a different date if necessary to comply with Section 706 of the Code.

8.6Tax Matters Member Indemnity.  The Company shall indemnify, defend and hold harmless the Tax Matters Member and its Affiliates for any and all losses, damages, liabilities, claims, expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement that are brought against or actually and reasonably incurred by the Tax Matters Member and its Affiliates that arise out of or relate to the performance by the Tax Matters Member (or any of its Affiliates) of its services as the Tax Matters Member pursuant to this Agreement, except that neither the Tax Matters Member nor any of its Affiliates shall be entitled to be indemnified under this Section 8.6 in respect of any loss, damage, liability, claim, expense, judgment, fine or settlement amount incurred by such Person as a result of its fraud, gross negligence or willful misconduct or intentional and material breach of this Agreement.

8.7Amendments to Address the Bipartisan Budget Act of 2015.  This Article VIII shall be amended on or before December 31, 2017 in order to give effect to Section 6223(a) of the Code as amended by the Bipartisan Budget Act of 2015 and any regulation promulgated thereunder. Absent such an amendment, the Tax Matters Member shall be designated the Partnership Representative (as defined in Section 6223(a) of the Code, as amended by the Bipartisan Budget Act of 2015) and shall have the authority to make any elections or statements permitted or required to made under the Code; provided further that absent such an amendment, the provisions of this Article VIII shall continue to apply as if the Partnership Representative were the Tax Matters Member, mutatis mutandis.

Article IX
TRANSFER OF membership interests; SUBSTITUTED MEMBERS

9.1Restrictions on Transfers.  From and after the date of this Agreement, no Member may Transfer any Membership Interest or portion thereof (including any Economic Interest), except in the case of a Transfer of a Membership Interest or portion thereof to a purchaser of the Transferor’s bottling business (or portion thereof) as permitted under the terms of its Comprehensive Beverage Agreement (CBA) (a “CBA Permitted Transfer”); in the case of a CBA Permitted Transfer, the Person to whom such Membership Interest (or portion thereof) is Transferred must (a) agree in writing to be bound by the provisions of this Agreement, and (b) enter into a Master Services Agreement with respect to the territory acquired by such Transferee (or assume all of the Transferor’s obligations under its Master Services Agreement with respect to the acquired territory, or amend its existing Master Services Agreement as necessary to include the acquired territory).  Each such Transferee is referred to herein as a “Permitted Transferee”.  Notwithstanding the foregoing, a Member may pledge its Membership Interest as collateral to the Member’s obligations to a lender under the Member’s senior financing arrangements, but any Transfer of the Membership Interest resulting from a foreclosure of the pledge will be subject to the prior written approval of the Board of Directors (in the sole discretion of the Board of Directors).  The parties acknowledge that if a Member transfers some, but not all of its territories under a CBA in a CBA Permitted Transfer, then the Transferor may Transfer the portion of its Membership Interest attributable to the transferred territory, and retain the remainder of its Membership Interest attributable to retained

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territories.  The parties further acknowledge that a Member may Transfer its Membership Interest to an Affiliate of that Member, so long as the Transferee Affiliate agrees in writing to be bound by the terms of this Agreement; provided however, that such Transfer will not relieve the Transferor from any of its obligations under this Agreement, including its obligations with respect to its Capital Contribution Commitment.

9.2Void Transfers. To the greatest extent permitted by the Act and other applicable law, any Transfer by any Member of any Membership Interest or portion thereof (including any Economic Interest) or other interest in the Company in contravention of this Agreement shall be void and ineffective and shall not bind or be recognized by the Company or any other Person.  In the event of any Transfer in contravention of this Agreement, the purported Transferee shall have no right to any profits, losses or Distributions of the Company or any other rights of a Member.

9.3Substituted Member

(a) Each Person to whom a Membership Interest is Transferred in accordance with the provisions of this Article IX must agree in writing to be bound by the provisions of this Agreement, and (b) the Transferor and such Permitted Transferee shall have executed, delivered and acknowledged such other documents as the Board of Directors of the Company may reasonably deem necessary to effect such Transfer and to admit such Permitted Transferee as a Member.  Upon satisfaction of these conditions, such Person shall become a Substituted Member entitled to all the rights of a Member with respect to such Membership Interest, and the Schedule of Members shall be amended to reflect the name, address, and Percentage Interest of such Substituted Member and to eliminate, as applicable, the name and address of, and other information relating to, the Transferor with regard to the Transferred Membership Interest.

9.4Effect of Transfer.  Following a Transfer that is permitted under this Article IX, the Transferee shall be treated as having made all of the Capital Contributions in respect of, and received all of the allocations and Distributions received in respect of, such Transferred Membership Interest, and shall receive allocations and Distributions under Article IV and Article X in respect of such Membership Interest as if such Transferee were a Member.  In the event of a CBA Permitted Transfer of a Member’s entire Membership Interest, if the Transferor had the right under Section 6.2 to designate a Director, then such Permitted Transferee shall be entitled to designate a Director, subject to Section 6.2; provided, that if such Permitted Transferee is a Member that holds the right to designate a Director on the effective date of the Transfer, then its right to designate a Director with respect to the Transferred Membership Interest will be deemed waived (i.e., no Member may designate more than one Director).

9.5Additional Transfer Restrictions.  Notwithstanding any other provisions of this Article IX, no Transfer of a Membership Interest or any other interest in the Company may be made unless in the opinion of counsel (who may be counsel for the Company), satisfactory in form and substance to the Board of Directors and counsel for the Company (which opinion requirement may be waived, in whole or in part, at the discretion of the Board of Directors), such Transfer would not (a) violate any federal securities laws or any state securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, (b) cause the Company to be required to register as an “investment company” under the United States Investment Company Act of 1940, or (c) cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704‑1(h), including the look‑through rule in Regulations Section 1.7704‑1(h)(3)).

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9.6Transfer Fees and Expenses.  The Transferor and Transferee of any Membership Interest or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) incurred on behalf of the Company in connection with any Transfer or proposed Transfer, whether or not consummated.

9.7Effective Date.  Any Transfer and any related admission of a Person as a Member in compliance with this Article IX shall be deemed effective on such date that the Transferee or successor in interest complies with the requirements of this Agreement.

Article X
DISSOLUTION AND LIQUIDATION

10.1Dissolution.  The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a)the affirmative approval of all of the Directors; or

(b)the entry of a decree of judicial dissolution of the Company under § 8‑802 of the Act.

Except as otherwise set forth in this Section 10.1, the Company is intended to have perpetual existence.  An Event of Withdrawal shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

10.2Liquidation and Termination.

(a)Upon the dissolution of the Company, the Board of Directors shall act as liquidator or (in its sole discretion) may appoint one (1) or more representatives, Members or other Persons as liquidator(s).  The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Board of Directors.  The steps to be accomplished by the liquidators are as follows:

(i)the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine);

(ii)after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 10.2(a)(i), all remaining assets of the Company shall be distributed in accordance with Section 4.1, and a final allocation of all items of income, gain, loss and expense shall be made in in accordance with Section 5.1; and

(iii)the Gross Asset Value of any non‑cash assets will first be written up or down to their Fair Market Value as provided in subsection (b)(iv) of the definition of “Gross Asset Value”, thus creating Net Income or Net Loss (if any), which shall be allocated to the Members’ Capital Accounts in accordance with Section 5.1. In making

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such distributions, the liquidators shall allocate each type of asset (e.g., cash or cash equivalents, securities or other property) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Membership Interests held by each Member.

(b)Notwithstanding any provision of this Agreement, including the provisions of this Section 10.2, upon any liquidation or dissolution of the Company, (i) all right, title and interest in and to (A) the assets transferred to the Company pursuant to the CONA Purchase Agreement, (B) any improvements thereto owned or otherwise assignable by the Company as of the date of its liquidation or dissolution, and (C) any other know-how, ideas, works of authorship, software, hardware, and other technology that are owned or otherwise assignable by the Company and/or its Subsidiaries as of the date of its liquidation or dissolution and used by the Company and/or its Subsidiaries to provide their products and services (clauses (i), (A), (B) and (C) collectively referred to as the “Dissolution Date IP”), will be [***]  In addition, the Members acknowledge and agree that they will use good faith efforts to complete and execute any documents that are required to implement the intent of this Section 10.2(b).

10.3Complete Distribution.  The distribution to a Member in accordance with the provisions of Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all of the Company’s property, and constitutes a compromise to which all Members have consented within the meaning of the Act.

10.4Certificate of Dissolution.  Upon completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board of Directors (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company.  The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.4.

10.5Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2 to minimize any losses otherwise attendant upon such winding up.

10.6Return of Capital.  The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

Article XI
CERTAIN AGREEMENTS

11.1Information Rights

(a)The Company shall keep (i) correct and complete books and records of account, (ii) minutes of the proceedings of meetings of the Members, the Board of Directors and any committee of the Board of Directors, and (iii) a current list of the Directors and Officers and their notice information, including address of record and e-mail address.  Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.  Any Member or any of its respective designated representatives, in person or by attorney or other agent, shall, upon written demand stating the

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purpose thereof, have the right during the usual hours for business to inspect for any proper purpose any of the foregoing books, minutes or records; provided that, for purposes of this sentence, a proper purpose means any purpose reasonably related to such Person’s interest as a Member; [***].  In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the Member.  The demand shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business.

(b)The Company shall cause to be provided to each Member copies of the annual audited consolidated financial statements of the Company and its Subsidiaries, as soon as practicable, but in any event, within one hundred twenty (120) days of the end of the applicable Fiscal Year.  Additionally, the Company shall cause to be provided to each Member copies of the unaudited quarterly financial statements of the Company and its Subsidiaries, as soon as practicable, but in any event, within thirty (30) days of the end of the applicable quarterly period.

11.2Required Adjustment of Percentage Interests of Members

(a)The Company and the Members acknowledge, agree and confirm that the Percentage Interest of each Founding Member as of the Effective Date has been determined based on each such Founding Member’s [***]

(b)The Percentage Interest of each Member will be adjusted annually as of September 30 of each year, beginning in September 2019, based upon [***]. The adjustments (if any) under this Section 11.2(b) will be applied effective as of the following January 1, with effect until the following January 1 (subject to interim adjustments under Section 11.2(c), if applicable).

(c)The Percentage Interest of each Member will be adjusted as necessary to reflect (i) the admission of an Additional Member, (ii) the admission of a Substituted Member (if the Transferor retains a portion of its Membership Interest) or (iii) transfer of distribution territories from one Member to another existing Member (other than transfers already taken into account in [***]).  Such adjustment will be made at the time of admission of the Additional Member or Substituted Member or transfer of a distribution territory from one Member to an existing Member.

(d)Following any adjustment pursuant to this Section 11.2, an updated Schedule of Members will be prepared to reflect the adjusted Percentage Interest of each Member, and such updated Schedule will be distributed by the Company to the Members.

11.3Withdrawals At any time on or after January 1, 2020, a Member may elect to withdraw as a Member of the Company (a “Withdrawing Member”) by delivery of a written notice to the Board of Directors (the “Withdrawal Notice”), provided that (i) the Withdrawing Member  is not in breach or default of this Agreement or its Master Services Agreement at the time of withdrawal; (ii) the Withdrawing Member has provided the Company and the other Members with at least one (1) year prior written notice of the Withdrawing Member’s desire to withdraw from the Company; and (iii) the Board of Directors has determined, in good faith, that (x) the withdrawal by the Withdrawing Member is necessitated by a material change in the Withdrawing Member’s financial condition or that the Withdrawing Member suffered prolonged and consistent service problems under its Master Services Agreement, and (y) a withdrawal by the Withdrawing Member would not reasonably be anticipated to result in undue hardship to the remaining Members.  The Board of Directors will notify the Withdrawing

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Member whether it has made the determination required under clause (iii) of the preceding sentence within 90 days following receipt of the Withdrawal Notice.  Upon delivery of the Withdrawal Notice to the Board of Directors by such Withdrawing Member, all rights and benefits attributable to the Membership Interest held by such Withdrawing Member will be suspended unless and until such Withdrawing Member delivers a written notice to the Board of Directors that it no longer desires to withdraw from the Company.  During the suspension period, (A) neither the Withdrawing Member nor its representative on the Board of Directors, if any, will have any voting or other rights attributable to its Membership Interest (other than (i) its rights under Section 12.2 to approve any amendments, modifications or waivers to this Agreement that would adversely affect in any material respect the Withdrawing Member disproportionately to any other Member similarly situated, and (ii) its right to receive its share of Distributions under Article IV), and (B) the Withdrawing Member will not be required to make any Capital Contributions required under Section 3.1 that are first approved by the Board of Directors during the suspension period.  Upon a withdrawal pursuant to this Section 11.3, the Withdrawing Member shall be entitled to receive an aggregate amount equal to the positive balance in its Capital Account, if any; less the cost associated with descaling the Company’s business and other exit costs incurred in connection with such withdrawal, as determined by the Board of Directors, in good faith.  Upon any such withdrawal, the Withdrawing Member will be required to cease using the Coke One North America (CONA) information technology platform (and any other services provided by the Company at such time) and shall have no right, title or interest in any software or other intellectual property related thereto; provided, however, that the Board of Directors may, in its discretion, elect to continue to provide the Withdrawing Member with access to the Company’s services on such terms and conditions as the Board of Directors may determine in its sole discretion. The Board of Directors may, in its sole discretion, direct the Officers of the Company to use reasonable efforts to assist a Withdrawing Member in connection with the transition to a new information technology system (if applicable), provided that the Company shall not be required to incur any out-of-pocket expenses unless reimbursed by the Withdrawing Member or to devote significant man-hours unless approved by the Board of Directors.

11.4Master Services Agreements

The Company shall enter into a Master Services Agreement with each Member (other than the TCCC Member) on terms and conditions to be mutually agreed upon by the Company and such Member.  The Master Services Agreement of each Founding Member will contain [***].

Article XII
GENERAL PROVISIONS

12.1Power of Attorney.  Each Member hereby constitutes and appoints the Board of Directors and the liquidators, with full power of substitution, as its true and lawful agent and attorney‑in‑fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Board of Directors deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (ii) all instruments that the Board of Directors deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the Board of Directors or the liquidators deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article III or Article IV.  The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the dissolution, bankruptcy,

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insolvency or termination of any Member and the Transfer of all or any portion of its Membership Interest and shall extend to such Member’s successors and assigns.

12.2Amendments.  Except as otherwise expressly provided herein, this Agreement may be amended, modified, or waived only upon the approval of [***] of the Directors in accordance with [***]; provided, that (i) if any such amendment, modification or waiver would adversely affect in any material respect any Member disproportionately to any other Member similarly situated, such amendment, modification or waiver shall also require the written consent of the Member so adversely affected, and (ii) any amendment to [***] will require the approval of [***] Directors.

12.3Remedies.  Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law.  Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

12.4Successors and Assigns.  All covenants and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

12.5Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.6Counterparts.  This Agreement may be executed simultaneously in two (2) or more separate counterparts, any one (1) of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

12.7Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

12.8Addresses and Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and will be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by e-mail to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by e-mail before 5:00 p.m. Atlanta, Georgia time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the address for such recipient set forth on the Schedule of Members attached hereto, or in the Company’s

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books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Any notice to the Board of Directors or the Company shall be deemed given if received by the Board of Directors at the principal office of the Company designated pursuant to Section 2.5.

12.9Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

12.10Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

12.11Further Action.  The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

12.12Entire Agreement.  This Agreement, those documents expressly referred to herein and other documents dated as of the Effective Date related to the subject matter hereof embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way, including, without limitation, that certain “white paper” related to the terms hereof.

12.13Delivery by E-mail.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of e-mail with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re‑execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

12.14Survival.  Sections 3.1(g),  5.4, 5.5, 6.3, 7.5, 7.6, 7.7, 8.3, 10.2(b), 12.13, 12.14, and 12.15 shall survive and continue in full force in accordance with its terms, notwithstanding any termination of this Agreement or the filing of a certificate of cancellation with Secretary of State of the State of Delaware on behalf of the Company.

12.15Confidentiality. Each Member expressly agrees to maintain, for so long as such Person is a Member and for two (2) years thereafter, the confidentiality of, and not to disclose to any Person other than the Company (and any successor of the Company or any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or a material portion of the assets or Equity Securities of the Company or any of its Subsidiaries), another Member or a Person designated by the Company or any of their respective accountants, attorneys or other advisors, any information relating to the business, financial structure, financial position or financial results, customers or affairs of the Company or any of its Subsidiaries that shall not be generally known to the public, except as otherwise required by applicable law or legal process, or by any regulatory or self‑regulatory organization having jurisdiction over the Company or any Member or its assets (including the rules and requirements of any securities exchange)

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or by order of a court of competent jurisdiction, in which case (except with respect to disclosure that is required in connection with the filing of federal, state and local tax returns) prior to making such disclosure such Member shall give written notice to the Company describing in reasonable detail the proposed content of such disclosure and shall permit the Company to review and comment upon the form and substance of such disclosure and, if applicable, allow the Company to seek confidential treatment therefor; provided, however, that a Member may report to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information).  Notwithstanding the provisions of this Section 12.15 to the contrary, if any holder of a Membership Interest desires to undertake any Transfer of all or a portion of its Membership Interest permitted by this Agreement, such holder may, upon the execution of a confidentiality agreement (in form reasonably acceptable to the Company’s legal counsel) by any bona fide potential Transferee, disclose to such potential Transferee information of the sort otherwise restricted by this Section 12.15 if such holder reasonably believes such disclosure is necessary for the purpose of Transferring such Membership Interest to the bona fide potential Transferee.

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[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO
LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

THE COCA-COLA COMPANY

By:	/s/ J. Alexander M. Douglas, Jr.
	Name:	J. Alexander M. Douglas, Jr.
	Title:	President, Coca-Cola North America

COCA-COLA REFRESHMENTS USA, INC.

By:	/s/ Paul Mulligan
	Name:	Paul Mulligan
	Title:	President

COCA-COLA BOTTLING COMPANY UNITED, INC.

By:	/s/ Claude B. Nielsen
	Name:	Claude B. Nielsen
	Title:	Chairman and Chief Executive Officer

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ James E. Harris
	Name:	James E. Harris
	Title:	Senior Vice President

SWIRE PACIFIC HOLDINGS INC. D/B/A SWIRE COCA-COLA USA

By:	/s/ John E. Pelo
	Name:	John E. Pelo
	Title:	Vice President

COCA-COLA BEVERAGES FLORIDA, LLC

By:	/s/ Troy D. Taylor
	Name:	Troy D. Taylor
	Title:	Chief Executive Officer

GREAT LAKES COCA-COLA DISTRIBUTION, L.L.C.

By:	/s/ Mark Booth
	Name:	Mark Booth
	Title:	Senior Vice President

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SCHEDULE I

Initial Capital Contribution Commitments of Founding Members*

Founding Member	[***]	[***]	[***]
CCR	[***]	[***]	[***]
Coke United	[***]	[***]	[***]
Coke Consolidated	[***]	[***]	[***]
Swire	[***]	[***]	[***]
CCB Florida	[***]	[***]	[***]
Great Lakes	[***]	[***]	[***]

     [***]

     [***]

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SCHEDULE II

SCHEDULE OF MEMBERS*

Name and Address of Member	[***]	Percentage Interest	[***]
Coca-Cola Refreshments USA, Inc. 1 Coca-Cola Plaza Atlanta, GA 30313	[***]	[***]	[***]
Coca-Cola Bottling Company United, Inc. 4600 East Lake Boulevard Birmingham, AL 35217-4032	[***]	[***]	[***]
Coca-Cola Bottling Co. Consolidated 4100 Coca-Cola Plaza Charlotte, NC 28211	[***]	19.3%	[***]
Swire Pacific Holdings Inc. d/b/a Swire Coca-Cola, USA 12634 South 265 West Draper, UT 84020-7930	[***]	[***]	[***]
Coca-Cola Beverages Florida LLC 10117 Princess Palm Avenue, Suite 400 Tampa, FL 33610	[***]	[***]	[***]
Great Lakes Coca-Cola Distribution, L.L.C. 6250 N. River Road Suite 9000 Rosemont, Illinois 60018	[***]	[***]	[***]
The Coca-Cola Company 1 Coca-Cola Plaza Atlanta, GA 30313	[***]	[***]	[***]
TOTAL	[***]	[***]	[***]

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